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                                                                   Exhibit 10.33


                            BALANCE PURCHASE MONEY
                                PROMISSORY NOTE

$4,000,000.00                                          Charlotte, North Carolina
                                                                November 2, 1992

     FOR VALUE RECEIVED, balance purchase money for real estate, the undersigned maker, ROGERS-AMERICAN COMPANY, INC., a corporation organized and existing under the laws of the State of North Carolina (the "Maker"), promises to pay to the order of REXHAM INDUSTRIES CORP., its successors and assigns (the "Holder") the principal sum of Four Million and 00/100 ($4,000,000.00) Dollars, with interest at a rate of zero percent (0%) per annum through December 31, 1992; at five percent (5%) per annum from January 1, 1993 through December 31, 1994; and at eleven and one-fourth percent (11.25%) per annum during the remaining term of the loan (the "Contract Rate").

     Interest only at the above set forth rates shall be payable monthly in arrears commencing on the first day of February, 1993 and continuing thereafter on the first day of each and every month until December 31, 1997, on which date, if not sooner paid, the entire unpaid indebtedness, both principal and interest, shall be due and payable.

     All payments received hereunder, or under the terms of any instrument now or hereafter evidencing or securing the within indebtedness, shall be applied first in payment of accrued and unpaid interest, second in reimbursement to Holder of any sum or sums paid by Holder in protection of its security interests, as herein and in the Deed of Trust (as hereinafter defined) and in the other loan documents or by law provided, and third, to the principal indebtedness evidenced hereby. All such payments of principal and interest shall be payable at the office of the Holder in Charlotte, North Carolina, or at such other place as the Holder may designate in writing.

     If any of the aforesaid installments of interest or of principal payable hereunder is not paid in full as and when the same shall be due, or if Maker shall default in the performance of any other of its obligations to Holder which involve the payment of an agreed sum of money only (a "monetary default") and said monetary default is not cured within three (3) days after the Holder shall have given written notice thereof to Maker, or if there be any default in the performance or

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observance of any covenant, agreement or condition of the Deed of Trust, or other instrument securing the within indebtedness, which covenant, agreement or condition is not restricted in subject matter to the payment by Maker of a sum certain (a "non-monetary default"), and if such non-monetary default shall not be cured within thirty (30) days after the Holder shall have given Maker written notice thereof (or if the nature of the non-monetary default is such that it cannot be cured within the first thirty (30) days after notice is received, then if Maker shall not immediately commence curative action, diligently continue such action and cure the default within a reasonable time thereafter not to exceed ninety (90) days from the date of Holder's written notice), then in any of such events the unpaid balance of the aforesaid principal sum, together with all accrued and unpaid interest thereon and any other sums advanced hereunder or thereunder by the Holder, shall, at the option of the Holder, notice of exercise of said option being hereby waived, forthwith become due and payable, anything hereinabove contained to the contrary notwithstanding, without any notice or demand whatsoever, TIME BEING OF THE ESSENCE. Moreover, in the event of a default, the entire unpaid principal indebtedness shall accrue interest after the default at a default rate of interest equal to the Contract Rate plus three percent (3%) in addition to said Contract Rate, and if this Note is placed in the hands of an attorney for collection, Holder shall be entitled to collect all reasonable costs and expenses of collection, including, but not limited to, reasonable attorney's fees, including the cost of representation in insolvency or bankruptcy proceedings.

     Maker shall pay to Holder a late charge of four (4%) percent of any monthly installment of principal and interest not received by Holder within fifteen (15) days after the installment is due, but no late charge shall be due with respect to any delinquency if Holder shall charge default interest on the loan because of that delinquency.

     Maker reserves the privilege, without payment of any fee or charge, of prepaying the within indebtedness in full at any time.

     Presentment, notice of dishonor and protest are hereby waived by all makers, sureties, guarantors and endorsers hereof. This Note shall be the joint and several obligation of Maker and of all sureties, guarantors and endorsers, and shall be binding upon all of them and upon their successors and assigns notwithstanding any forbearance, release of security or other defense, all of which are expressly waived.

     All notice written or otherwise to Maker may be given by mailing such notice by certified mail addressed to Maker at

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7315 Pineville-Matthews Road, Charlotte, North Carolina 28226, or by telecopier to 1-704-527-9620, or to such other address or telecopier number as Maker may hereafter designate by written notice to holder. Any notice to Holder shall be given by mailing such notice by certified mail, return receipt requested, to Holder at 201 Congress Street, Charlotte, North Carolina, 28211, or to such other address as may have been designated by Holder by written notice to Maker.

     The indebtedness evidenced by this Note is secured by a Deed of Trust and Security Agreement (the "Deed of Trust") of even date herewith conveying property (the "Property") in Charlotte, Mecklenburg County, North Carolina, to B.D. Farmer, III and J. Christopher Oates, Trustees, and by an Assignment of Leases, Rents and Profits, which Deed of Trust is or will be recorded in the Mecklenburg County Public Registry. This Note shall be construed under and subject to the laws of the State of North Carolina.

     IN WITNESS WHEREOF, the undersigned Maker has caused this instrument to be duly executed and delivered in its partnership name by its authority duly given, as of the day and year first above written.

                                       ROGERS-AMERICAN COMPANY, INC.

ATTEST:

/s/ Robert Maccubin Jr.                  By: /s/ Curtis L. Roger
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Secretary                                   President


(CORPORATE SEAL)

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